CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby concent to the incorporation of our report dated March 21, 1997, which is incorporated in this Annual Report on Form 10-K, Amendment No. 4.



/S/:  Killman, Murrell & Company, P.C.
Killman, Murrell & Company, P.C.
Dallas, Texas
December 1, 1998